                                                                   EXHIBIT 99(e)

                                LYNCH CORPORATION

                                                  _________ ___, 2005

TO OUR CLIENTS:

     Enclosed for your  consideration are a prospectus dated _________ ___, 2005
(the   "Prospectus"),   and  the   "Instructions   as  to  Use  of  Subscription
Certificates"  relating  to  the  offering  (the  "Rights  Offering")  by  Lynch
Corporation  (the "Company") of its Common Shares (as defined below) pursuant to transferable  subscription rights (the "Subscription Rights") distributed to all holders  ("Holders") of record of Common Shares,  $0.01 par value per share (the
"Common  Shares"),  at the close of business  on  November 9, 2005 (the  "Record
Date"). The Subscription Rights are described in the Prospectus.

     In the Rights  Offering,  the Company is offering an  aggregate  of 538,676
Common Shares, as described in the Prospectus.

     The Subscription  Rights will expire,  if not exercised,  at 5:00 P.M., New
York City time, on _________ ___, 2005,  unless  extended for up to 15 days (the
"Expiration Date").

     As described in the Prospectus, you will receive one Subscription Right for each Common Share  carried by us in your  account as of the Record  Date.  Every three such  Subscription  Rights will  entitle you to  subscribe  for one Common
Share (the "Basic Subscription  Privilege") at the cash price of $7.25 per share
(the "Subscription Price").

     In addition,  shareholders on the Record Date who fully exercise the rights distributed  to them by us will also be entitled to  subscribe  for and purchase additional  Common Shares that are not purchased by other Holders  through their
Basic Subscription  Privileges (the "Oversubscription  Privilege").  The maximum number  of  Common  Shares  that you may  purchase  under  the  Oversubscription
Privilege is equal to the number of Common Shares you purchased  under the Basic
Subscription  Privilege.  If the  number of Common  Shares  remaining  after the exercise of all Basic  Subscription  Privileges is not sufficient to satisfy all requests for Common Shares pursuant to Oversubscription  Privileges, you will be allocated  additional  Common  Shares  pro rata,  based on the  number of Common
Shares you purchased through your Basic Subscription  Privilege in proportion to the total  number of Common  Shares that you and other  oversubscribing  Holders purchased through the Basic Subscription Privilege.

     The  Subscription   Rights  are  evidenced  by  transferable   Subscription
Certificates  and will cease to have any value at the close of  business  on the
Expiration Date.

     The materials  enclosed are being forwarded to you as the beneficial  owner of Common Shares  carried by us in your account but not registered in your name.
Exercises of Subscription  Rights may be made only by us as the record owner and pursuant  to your  instructions.  Accordingly,  we  request  instructions  as to whether you wish us to elect to subscribe for any Common Shares to which you are entitled  pursuant to the terms and subject to the  conditions  set forth in the enclosed  Prospectus.  However,  we urge you to read the  Prospectus  and  other enclosed materials carefully before instructing us to exercise your Subscription
Rights.

     Your  instructions  to us should be  forwarded  as  promptly as possible in order to permit us to exercise  Subscription Rights on your behalf in accordance with the provisions of the Rights  Offering.  Once you have exercised your Basic
Subscription  Privilege and your Oversubscription  Privilege,  such exercise may not be revoked.

     If you wish to have us, on your behalf,  exercise the  Subscription  Rights for any  Common  Shares to which you are  entitled,  please  so  instruct  us by completing,  executing and returning to us the "Beneficial  Owner Election Form"
included herewith.

     Any questions or requests for  assistance  concerning  the Rights  Offering should be directed to the Information Agent at:

                          Mellon Investor Services LLC
                     480 Washington Blvd.- Mail Drop - Reorg
                              Jersey City, NJ 07310
                       Toll Free Telephone: (866) 680-6579
        Direct Line for Banks and Brokers to Call Collect: (201) 680-6590

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